UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 3, 2008	(June 2, 2008)

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(614) 438-3210
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On June 2, 2008, Worthington Industries, Inc. (“Worthington Industries”) issued a new release announcing that its subsidiary, Worthington Integrated Building Systems, LLC (“Worthington-IBS”), had acquired the assets of Sharon Stairs (“Sharon”), headquartered in Akron, Ohio. The acquisition was made through a subsidiary of Worthington-IBS, and was for $37 million in cash. Sharon (more formally known as The Sharon Companies Ltd.) is a designer and manufacturer of steel egress stair systems for the commercial construction markets. The acquired assets will be included in the Construction Services operating segment which is part of the “Other” category as reported in Worthington Industries’ consolidated financial statements. The June 2, 2008 news release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(a) – (c)	Not applicable.

(d)	Exhibits:

99.1 News Release issued by Worthington Industries, Inc. on June 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	June 3, 2008	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration,
General Counsel and Secretary